Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-205366) of Townsquare Media, Inc. of our report dated March 13, 2017, relating to the consolidated financial statements and the financial statement schedule of Townsquare Media, Inc. and subsidiaries appearing in the Annual Report on Form 10-K of Townsquare Media, Inc. for the year ended December 31, 2016.

/s/ RSM US LLP

New York, New York
March 13, 2017